Exhibit 23(g)11

Amendment to Appendix "B" to the Custodian Agreement between Registrant and Brown Brothers Harriman & Co. dated as of August 19, 1997, to include Aberdeen New Asia Series and International Series

                                  APPENDIX "B"
                                       TO
                               CUSTODIAN AGREEMENT
                                     BETWEEN

         THE PHOENIX EDGE SERIES FUND and BROWN BROTHERS HARRIMAN & Co.

                           Dated as of August 19, 1997


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The following is a list of Funds for which the Custodian shall serve under a
Custodian Agreement dated as of August 8, 1994, (the "Agreement"):



                            ABERDEEN NEW ASIA SERIES
                              INTERNATIONAL SERIES



IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and on behalf of each such fund.





THE PHOENIX EDGE SERIES FUND            BROWN BROTHERS HARRIMAN & Co.



 /s/ Michael E. Haylon                     /s/ Stokley P. Towles
----------------------------------      ----------------------------------------
Name: Michael E. Haylon                   Name: Stokley P. Towles
Title:   Executive Vice President         Title:   Partner